UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2026

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-284566	86-3123526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, Suite 2050

New York, NY 10112

(Address of principal executive offices)

(475) 282-0861

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01: Other Events

June 30, 2026 NAV Per Share

On July 24, 2026, the board of directors of StratCap Digital Infrastructure REIT, Inc. (the “Company”) approved an updated quarterly estimated net asset value (“NAV”) for each outstanding class of shares of the Company and Class P and Class PX limited partnership units (collectively, “Units”) of SWIF II Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”) as of June 30, 2026, as set forth below:

Share/Unit Class	NAV Per Share/Unit
Class A Shares	$9.6225
Class AX Shares	$9.6076
Class I Shares	$9.6357
Class IX Shares	$9.6138
Class T Shares	$9.6989
Class P Units	$9.7187
Class PX Units	$9.7165

We calculate NAV per share in accordance with the valuation guidelines adopted by our audit committee and approved by our board of directors. Our NAV per share for each class of stock is calculated by StratCap Digital Infrastructure Advisors II, LLC (our “Advisor”), and reviewed and confirmed by the audit committee. All parties engaged by us in the calculation of our NAV, including our Advisor, are subject to the oversight of our audit committee. On July 24, 2026, our audit committee and board of directors approved the NAV per share for each share class with outstanding shares as of June 30, 2026, as calculated by our Advisor.

Our most recent NAV per share for each share class is posted on our website at www.digitalinfrastructurereit.com and is also available on our toll-free information line at (888) 292-3178. Please see our Valuation Guidelines attached as Exhibit 99.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 15, 2026, for a more detailed description of our valuation procedures. While our independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by our Advisor for our property and certain real estate debt, our independent valuation advisor is not responsible for, and does not calculate, our NAV. Our Advisor is ultimately and solely responsible for the determination of our NAV. All parties engaged by us in the calculation of our NAV, including our Advisor, are subject to the oversight of our audit committee. Our audit committee and board of directors have approved the NAV per share for each share class with outstanding shares as of June 30, 2026, as calculated by our Advisor.

The total NAV presented in the following tables includes the NAV of the holders of the Company’s Class A shares, Class AX shares, Class I shares and Class IX shares, as well as partnership interests of the Operating Partnership held by parties other than the Company. As of June 30, 2026, no Class D shares or Class S shares were outstanding. The following table provides a breakdown of the major components of the Company’s total NAV as of June 30, 2026:

Components of NAV	June 30, 2026
Investments in real estate	$38,051,602
Investment in DataCom JV	50,373,721
Cash and cash equivalents	27,565,541
Due from affiliate	134,467
Tenant and other receivables	273,864
Prepaid and other assets – net	2,574,307
Accounts payable and accrued liabilities	(914,185)
Due to affiliates	(763,224)
Loan payable	(18,096,251)
Interest expense payable	(16,871)
Unamortized expense support repayment/O&O(1)	13,010,582
Net asset value	$112,193,553

(1)	Unamortized expense support repayment represents certain operating expenses and organizational and offering costs funded by the Company that are transaction costs and other professional fees that the Company has incurred since its inception. Such operating expenses and organizational and offering costs were recognized under the expense support agreement and advisory agreement (together, the “Agreements”), respectively, and are added back to the Company’s net asset value until they are amortized and recognized by the Company in accordance with the Agreements. Such amounts have an economic contractual benefit of four to five years, and therefore, for purposes of the net asset value calculation, are capitalized as an adjustment to the Company’s net asset value and amortized over the four-to-five-year period as a reduction of the outstanding unamortized balance. As of June 30, 2026, the unamortized expense support repayment balance was $13,010,582 with operating expenses being amortized over a four-year period from date of occurrence and organizational and offering costs beginning to be amortized over a five-year period, decreasing the outstanding unamortized balance, and the amount payable by the Advisor to the Company, over the respective periods based on an amortization schedule maintained by the Company. On February 10, 2025, the Advisor executed a non-interest bearing promissory note, or the Promissory Note, in favor of the Company for reimbursement to the Company of any portion of the $13,459,476 that is not recognized within the four and five-year periods in which such amounts were originally incurred, with such amount, if any, payable by the Advisor to the Company at the expiration of the Agreements respective four and five-year period. In the event of the liquidation of the Company, the remaining unamortized amounts, if any, would be repaid by the Advisor to the Company. The $13,459,476 has not been recognized as a receivable on the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States, as the settlement of any unamortized balance of such amount payable by the Advisor to the Company is contingent upon the occurrence of certain future events pursuant to the terms of the Agreements. On February 10, 2025, HMC Capital Limited executed a limited guarantee to guarantee the Advisor’s obligations under the Promissory Note.

The following table provides a breakdown of the Company’s total NAV and NAV per share/unit by class as of June 30, 2026:

	Class A	Class AX	Class I	Class IX	Class T	Class P	Class PX
	Shares	Shares	Shares	Shares	Shares	Units(1)	Units(1)	Total
Net Asset Value	$41,253,371	$12,922,815	$31,848,833	$12,997,069	$676,913	$10,748,126	$1,746,426	$112,193,553
Number of Outstanding Shares	4,287,191	1,345,067	3,305,288	1,351,915	69,793	1,105,927	179,737	11,644,918
NAV/Share	$9.6225	$9.6076	$9.6357	$9.6138	$9.6989	$9.7187	$9.7165	$9.6346

(1)	Includes the partnership interests of the Operating Partnership held by parties other than the Company.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the valuations, based on property types.

		Exit
	Discount	Capitalization
Property Type	Rate	Rate
Cell Towers	6.60%	4.24%
Data Centers	7.25%	6.25%

These assumptions are determined by our Advisor and reviewed for reasonableness by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

		Cell
		Towers	Data Center
	Hypothetical	Investment	Investment
Input	Change	Values	Values
Discount Rate	0.25% decrease	2.04%	1.89%
Discount Rate	0.25% increase	(1.99)%	(1.85)%
Exit Capitalization Rate	0.25% decrease	4.36%	2.50%
Exit Capitalization Rate	0.25% increase	(3.86)%	(2.31)%

The following table reconciles total equity per our unaudited consolidated balance sheet to our NAV:

June 30, 2026
Total equity	$73,706,765
Adjustments:
Unrealized appreciation of investments in properties and DataCom JV	22,522,114
Accumulated depreciation and amortization	3,430,243
Straight line rent receivable	(510,775)
Accrued expense support repayment	13,010,582
Accrued servicing fees	34,624
NAV	$112,193,553

The following details the adjustments to reconcile the Company’s total GAAP total equity to our NAV:

●	We depreciate our investments in properties and amortize certain other assets and liabilities in accordance with GAAP. Such depreciation and amortization are not recorded for purposes of calculating our NAV.

●	Our investments in properties are presented at their depreciated cost basis in our consolidated GAAP financial statements. Our investment in DataCom JV is accounted for under the equity method of accounting. As such, any increases or decreases in the fair market value of our investments in real estate as well as our investment in DataCom JV are not included in our GAAP results. For purposes of calculating our NAV, our investments in real estate and DataCom JV are recorded at fair value.

●	We recognize rental revenue on a straight-line basis under GAAP. Such straight-line rent adjustments are excluded for purposes of calculating NAV.

●	Accrued stockholder servicing fees represent the accrual for the cost of the stockholder servicing fees for Class T shares, Class S shares and Class D shares. Under GAAP, we accrue (i) the full amount, up to the applicable 8.75% fee limitation, for Class T shares, Class S shares and Class D shares and (ii) the future stockholder servicing fees based on the estimated life of the shares held by stockholders for Class T shares, Class S shares and Class D shares as an offering cost at the time we sold the applicable share. For purposes of calculating NAV, we recognize the stockholder servicing fees as a reduction to NAV on a monthly basis when such fees are paid.

●	Unamortized expense support repayment represents certain operating expenses and organizational and offering costs funded by the Company that are transaction costs and other professional fees that the Company has incurred since its inception. Such operating expenses and organizational and offering costs are added back to the Company’s net asset value until they are amortized and recognized by the Company in accordance with the Agreements as described in footnote 1 to table detailing the major components of our total NAV above. Such amounts have an economic contractual benefit of four to five years, and therefore, for purposes of the net asset value calculation, are capitalized as an adjustment to the Company’s net asset value and amortized over the four-to-five-year period as a reduction of the outstanding unamortized balance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

Date: July 24, 2026	By:	/s/ Michael Weidner
Name: Michael Weidner
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

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